Exhibit 10.3
EXECUTION
RESTRICTED SHARE AGREEMENT
This AGREEMENT, is made as of September 27, 2010 (the “Effective Date”), by and between HealthMarkets, Inc., a Delaware corporation (together with its successors and assigns, the “Company”), and Kenneth Fasola (the “Executive”);
WHEREAS, on the Effective Date the Company and the Executive entered into an employment agreement with respect to the Executive’s employment as an executive of the Company and certain related terms, dated as of September 24, 2010 (the “Employment Agreement”);
WHEREAS, the Company, acting through the Compensation Committee with the consent of the Board has agreed to grant to the Executive, effective on the Effective Date, restricted shares of the Company’s Class A-1 Common Stock (the “Restricted Shares”) on the terms and subject to the conditions set forth in this Agreement;
WHEREAS, the Restricted Shares shall be subject to the terms of the Stockholders Agreement (as amended with respect to the Executive by the Employment Agreement).
NOW, THEREFORE, in consideration of the promises and of the mutual agreements contained in this Agreement, the parties hereto hereby agree as follows:
1. Capitalized Terms. Capitalized terms not defined herein shall have the definitions ascribed to such terms in the Plan or the Employment Agreement, as the case may be.
2. Grant. Subject to and upon the terms, conditions, and restrictions set forth in this Agreement, the Company hereby grants to the Executive 200,000 Restricted Shares as of the date hereof.
3. Issuance of Stock. The Restricted Shares shall be subject to the restrictions described herein. The Restricted Shares shall bear appropriate legends with respect to the restrictions described herein.
4. Vesting. Subject to the Executive’s remaining in the continuous employ of the Company or any Subsidiary through the applicable vesting date, except as otherwise provided in Section 6 hereof, and the Company’s achievement of an “Adjusted EBITDA” of at least $5 million for at least one fiscal quarter occurring during the time period from the date of this Agreement through the first anniversary of the date hereof, the Restricted Shares shall vest in twenty (20) equal quarterly installments with the first installment vesting on the last day of the third calendar month following the Effective Date (December 31, 2010); provided, that to the extent the performance hurdle is satisfied after any such Restricted Shares would have otherwise vested (if the passage of time was the only vesting requirement), the portion of the Restricted Shares that would have vested on such date shall not vest on such date, but shall instead vest on the date of satisfaction of the performance hurdle (including, in the case of the achievement of the performance hurdle, if the Executive’s employment is terminated under the circumstances set forth in Section 6(b) and 6(c) below prior to the satisfaction of the performance hurdle); provided, further, that the Restricted Shares shall immediately vest in full upon a Change of Control (whether or not the performance hurdle is satisfied as of the time of the Change of Control). For the purposes of this Section 4, Adjusted EBITDA is to be determined consistent with past practices and to be based on being fully accrued for Senior Executive amounts. Adjusted EBITDA excludes all transaction amounts and awards, special Board directed programs and actions, Insphere formation and transformation expenses and related balance sheet adjustments.

5. Restrictions. No portion of the Restricted Shares or rights granted hereunder may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of by the Executive until such portion of the Restricted Shares becomes vested, and any purported sale, transfer, assignment, pledge, encumbrance or disposition shall be void and unenforceable against the Company.
6. Termination of Employment.
(a) General. Except as provided immediately below, if the Executive’s employment terminates for any reason, the Restricted Shares, to the extent not then vested will be immediately forfeited; provided that if the performance hurdle is satisfied after the date the Executive’s employment terminates, the Executive shall be deemed to have vested in the number of Restricted Shares that would have vested if he remained employed through such date.
(b) Without Cause; for Good Reason. If the Executive’s employment is terminated by the Company without Cause (which shall for purposes of this Agreement include a termination of the Executive’s employment upon conclusion of the Employment Term (as defined in the Employment Agreement) after the Company’s giving the Executive a notice of non-renewal of the Employment Term) or by the Executive for Good Reason, as of the date of termination, the Restricted Shares that would have vested if the Executive had remained employed through the first anniversary of the date of termination will vest. Notwithstanding the foregoing, if the Executive’s employment is terminated without Cause or for Good Reason (i) after a definitive agreement is entered into which will result in a Change of Control (provided such agreement results in a Change of Control) or (ii) within six months prior to a Change of Control, the Restricted Shares shall be treated as if they had fully vested as of the date of the Change of Control (whether or not the performance hurdle is satisfied as of the date of the Change of Control).
(c) Death; Disability. If the Executive’s employment is terminated by reason of the Executive’s death or Disability, as of the date of termination, the Restricted Shares that would have vested if the Executive had remained employed through the first anniversary of the date of termination will vest; provided, however, that it shall be a condition to the vesting of the Restricted Shares in the event of the Executive’s death that the Person receiving the Shares shall (i) have agreed in a form satisfactory to the Company to be bound by the provisions of this Agreement and, if there has been no Change of Control or an IPO, the Stockholders Agreement (as modified by the Employment Agreement) and (ii) comply with all regulations and the requirements of any regulatory authority having control of, or supervision over, the issuance of the Shares and in connection therewith shall execute any documents which the Board shall in its sole discretion deem necessary or advisable.
(d) Cause. Notwithstanding the foregoing or any provision of this Agreement or the Employment Agreement to the contrary, if the Executive’s employment is terminated by the Company for Cause, all unvested Restricted Shares will be immediately forfeited as of the date of termination; provided that if the performance hurdle is satisfied after the date the Executive’s employment terminates, the Executive shall be deemed to have vested in the number of Restricted Shares that would have vested if he remained employed through such date.
7. Call Right. Upon termination of the Executive’s employment for any reason prior to an IPO or a Change of Control, the Company will have the right to purchase (the “Call Right”) any Shares that the Executive received pursuant to the terms and conditions set forth in the Stockholders Agreement, as amended by the Employment Agreement.

8. Initial Public Offering. The Restricted Shares shall be subject to the terms and conditions of the Stockholders’ Agreement, as amended by the Employment Agreement. The Company and the Executive acknowledge that they will agree to provide the Company with the right to require the Executive and other executives of the Company or any Subsidiary to waive any registration rights with regard to such Shares upon an IPO, in which case the Company will implement an IPO bonus plan in cash, stock or additional options to compensate for the Executive’s and the other executives’ loss of liquidity; provided that if the Executive’s employment is terminated without Cause or for Good Reason, then the Executive shall fully vest upon the date of termination in any grant made under such IPO bonus plan.
9. Executive Shareholder Rights. Prior to the date on which the Restricted Shares vest, except as otherwise set forth herein, the Executive shall have all rights of a shareholder with respect to the Restricted Shares. Notwithstanding the foregoing, cash dividends, if any, paid with respect to any Restricted Shares which have not vested at the time of the dividend payment shall be paid to and held in the custody of the Company, and shall be subject to the same restrictions that apply to the corresponding Restricted Shares, and shall be released from the custody of the Company at such time as the restrictions on the underlying Shares to which the dividends relate have lapsed. At such time as any Restricted Share vests, any such custodial dividends held by the Company (including any interest thereon payable in accordance with this Section 9) with respect to such vested share shall be paid to the Executive.
10. No Employment Contract. Nothing contained in this Agreement shall (a) confer upon the Executive any right to be employed by or remain employed by the Company or any Subsidiary, or (b) limit or affect in any manner the right of the Company or any Subsidiary to terminate the employment or adjust the compensation of the Executive.
11. Taxes and Withholding. The Company or any Subsidiary may withhold, or require the Executive to remit to the Company or any Subsidiary, an amount sufficient to satisfy federal, state, local or foreign taxes (including the Executive’s FICA obligation) in connection with any payment made or benefit realized by the Executive or other person under this Agreement or otherwise, and the amounts available to the Company or any Subsidiary for such withholding are insufficient, it shall be a condition to the receipt of such payment or the realization of such benefit that the Executive or such other person make arrangements satisfactory to the Company or any Subsidiary for payment of the balance of such taxes required to be withheld. The Executive may elect to have such withholding obligation satisfied by surrendering to the Company a portion of the Shares that is issued or transferred to the Executive upon the vesting of the Restricted Shares (but only to the extent of the minimum withholding required by law), and the Shares so surrendered by the Executive shall be credited against any such withholding obligation at the Fair Market Value of such Shares on the date of such surrender (and the amount equal to the Fair Market Value of such shares shall be remitted to the appropriate tax authorities). The Executive shall also have the put right set forth in subclause (ii) of the last sentence of Section 17 of the Employment Agreement.
12. Compliance with Law. The Company shall make reasonable efforts to comply with all applicable federal and state securities laws; provided, however, that notwithstanding any other provision of this Agreement, the Restricted Shares shall not vest if the vesting thereof would result in a violation of any such law.
13. Adjustments. In the event of any stock split, reverse stock split, share dividend, merger, consolidation or other event after the Effective Date that makes an equitable adjustment appropriate, the Board shall make such substitution or adjustment (including cash payments) in the number and kind of Restricted Shares covered thereby and/or such other equitable substitution or adjustments as it determines in good faith to be equitable. In connection with a Change of Control, such substitutions and adjustments may include, without limitation, canceling any and all Restricted Shares in exchange for cash payments equal to the Fair Market Value of the Restricted Shares in connection with such an adjustment event.

14. Relation to Other Benefits. Any economic or other benefit to the Executive under this Agreement shall not be taken into account in determining any benefits to which the Executive may be entitled under any profit-sharing, retirement or other benefit or compensation plan maintained by the Company or any Subsidiary and shall not affect the amount of any life insurance coverage available to any beneficiary under any life insurance plan covering employees of the Company or any Subsidiary.
15. Amendments. Any amendment to the Plan shall be deemed to be an amendment to this Agreement to the extent that the amendment is applicable hereto; provided, however, that no amendment shall adversely affect the rights of the Executive under this Agreement or the Employment Agreement without the Executive’s written consent.
16. Severability. If one or more of the provisions of this Agreement is invalidated for any reason by a court of competent jurisdiction, any provision so invalidated shall be deemed to be separable from the other provisions hereof, and the remaining provisions hereof shall continue to be valid and fully enforceable.
17. Relation to Plan. This Agreement is subject to the terms and conditions of the Plan; provided, however, that in the event of any inconsistent provisions between this Agreement and the Plan, this Agreement shall govern. In addition, in the event of any inconsistent provisions between the Plan and the Employment Agreement, the Employment Agreement shall govern. The Board acting pursuant to the Plan, as constituted from time to time, shall, except as expressly provided otherwise herein, have the right to determine (in good faith) any questions which arise in connection with the Restricted Shares.
18. Successors and Assigns. The provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, administrators, heirs, legal representatives and assigns of the Executive, and the successors and assigns of the Company.
19. Governing Law. The interpretation, performance, and enforcement of this Agreement shall be governed by the laws of the State of Delaware, without giving effect to the principles of conflict of laws thereof and all parties, including their successors and assigns, consent to the jurisdiction of the state and federal courts of Delaware.
20. Prior Agreement; Employment Agreement. As of the date that the Executive countersigns this Agreement, this Agreement will supersede any and all prior and/or contemporaneous agreements, either oral or in writing, between the parties hereto, or between either or both of the parties hereto and the Company, with respect to the subject matter hereof (other than the Employment Agreement and its Exhibits). Each party to this Agreement acknowledges that no representations, inducements, promises, or other agreements, orally or otherwise, have been made by any party, or anyone acting on behalf of any party, pertaining to the subject matter hereof, which are not embodied herein or in Sections 4(c) and 10(i) of the Employment Agreement, and that no prior and/or contemporaneous agreement, statement or promise pertaining to the subject matter hereof that is not contained in this Agreement (or Sections 4(c) and 10(i) of the Employment Agreement) shall be valid or binding on either party. Sections 24 and 25 of the Employment Agreement shall be incorporated in full herein; provided that any reference to “this Agreement” shall be a reference to this Agreement.

21. Notices. For all purposes of this Agreement, all communications, including without limitation notices, consents, requests or approvals, required or permitted to be given hereunder will be in writing and will be deemed to have been duly given when hand delivered or dispatched by electronic facsimile transmission (with receipt thereof confirmed), or five business days after having been mailed by United States registered or certified mail, return receipt requested, postage prepaid, or three business days after having been sent by a nationally recognized overnight courier service such as Federal Express, UPS, or Purolator, addressed to the Company (to the attention of the Secretary of the Company) at its principal executive offices and to the Executive at his principal residence, or to such other address as any party may have furnished to the other in writing and in accordance herewith, except that notices of changes of address shall be effective only upon receipt.
22. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same agreement.
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IN WITNESS WHEREOF, the Company has caused this Agreement to be executed on its behalf by its duly authorized officer and the Executive has executed this Agreement, as of the day and year first above written.

HealthMarkets, Inc.
By:
Name:
Title:

EXECUTIVE
Name: Kenneth Fasola